Exhibit 99.1
Constandis to Join Castle Brands
Industry Veteran Joins Growing Supplier
FOR IMMEDIATE RELEASE
July 5, 2006, New York, NY — Castle Brands Inc. (AMEX: ROX), an emerging developer and global marketer of premium branded spirits headquartered in New York, today announced the appointment of Con Constandis to the newly created position of Managing Director — Americas and Senior Vice President Strategic Planning.
As Managing Director — Americas, Mr. Constandis will be responsible for driving continued growth in the US market as well as securing distribution platforms for effective penetration into Latin America and Canada. He will have full P&L responsibility for the region and will work very closely with key corporate officers to ensure that this critically important region’s objectives are properly aligned with the objectives of Castle Brands.
In his capacity as Senior Vice President for Strategic Planning, Mr. Constandis will guide Castle Brands’ overall long-term strategic planning to ensure the focused execution and business accountability necessary to achieve the Company’s objectives. Mr. Constandis will report directly to Keith Bellinger, President and Chief Operating Officer.
Prior to joining Castle Brands, Mr. Constandis’ most recent position was Chief Operating Officer for Allied Domecq USA. He has 22 years of industry experience with Allied Domecq North America and, before that, with Seagram’s Spirits & Wine in various executive capacities within their U.S., Canadian and international operations. During those years, Mr. Constandis developed strong financial and operating experience, both at Allied Domecq and as CFO of the Global Scotch Operations and then later as CFO for Seagram’s Europe and Africa operating unit. It was during Mr. Constandis’ five-year career with Allied Domecq that he and Keith Bellinger shared executive seats on the management board for North America.

July 5, 2006

Speaking of the appointment, Bellinger said: “Our five-year growth plan for Castle Brands is aggressive. It involves substantial organic growth of our current brands, coupled with strategic acquisitions, joint ventures and agency agreements to round out our portfolio of premium brands. In order to meet those goals, it is imperative that we have a group of seasoned professionals on board who have the industry knowledge, relationships and experience to achieve our sales, profit and valuation objectives. I have known Con for a long time, and I admire and respect him. I look forward to working closely with him and the rest of our executive team to position Castle Brands as a leader in the spirits industry.”
A native of Greece who was raised in Canada, Mr. Constandis received his Bachelor of Commerce from Concordia University in Montreal and his Diploma in Public Accountancy from McGill University in Montreal. Mr. Constandis will be based at Castle Brands’ corporate headquarters in New York.
More about Castle Brands Inc.
Castle Brands is an emerging developer and global marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, Irish whiskey and liqueurs/cordials. Currently, the Castle Brands’ portfolio includes Boru™ Vodka, Gosling’s Rum®, Sea Wynde® Rum, Knappogue Castle® Irish Single Malt Whiskey, Clontarf® Irish Whiskey, Celtic Crossing Liqueur®, Pallini® Limoncello, Raspicello and Peachcello and Brady’s Irish Cream®.
Safe Harbor Statement
All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe”, “intend,” “expect”, “may”, “could”, “would”, “will”, “should”, “plan”, “project”, “contemplate”, “anticipate”, or similar statements. Because these statements reflect Castle Brands’ current views concerning future events, these forward-looking statements are subject to
570 Lexington Avenue, 29th Floor | New York, NY 10022
Voice 646-356-0200 | Fax 646-356-0222
www.castlebrandsinc.com

July 5, 2006

risks and uncertainties. Castle Brands’ actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for its products and services, its ability to compete effectively, its ability to increase revenue from its newer products and services and the other factors described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2006 filed with the Securities and Exchange Commission. Castle Brands undertakes no obligation to update publicly any forward-looking statements contained in this press release.
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For more information on Castle Brands, contact:
Amelia Gary
VP — Investor Relations
Castle Brands, Inc.
570 Lexington Avenue
New York, New York 10022
Phone: 800-882-8140
E-mail: ir@castlebrandsinc.com
www.castlebrandsinc.com
570 Lexington Avenue, 29th Floor | New York, NY 10022
Voice 646-356-0200 | Fax 646-356-0222
www.castlebrandsinc.com